FOR IMMEDIATE RELEASE

Exhibit 99.1
May 7, 2025
THE WALT DISNEY COMPANY REPORTS
SECOND QUARTER AND SIX MONTHS EARNINGS FOR FISCAL 2025
BURBANK, Calif. – The Walt Disney Company today reported earnings for its second fiscal quarter ended March 29, 2025.
Financial Results for the Quarter:
•Revenues increased 7% for Q2 to $23.6 billion from $22.1 billion in Q2 fiscal 2024
•Income before income taxes increased $2.4 billion for Q2 to $3.1 billion from $0.7 billion in Q2 fiscal 2024
•Total segment operating income(1) increased 15% for Q2 to $4.4 billion from $3.8 billion in Q2 fiscal 2024
•Diluted earnings per share (EPS) for Q2 improved to $1.81 from a loss per share of $0.01 in Q2 fiscal 2024, and adjusted EPS(1) increased 20% for Q2 to $1.45 from $1.21 in Q2 fiscal 2024
Key Points:
•Entertainment: Segment operating income of $1.3 billion, a $0.5 billion increase versus Q2 fiscal 2024
◦Direct-to-Consumer operating income increased $289 million to $336 million
◦180.7 million Disney+ and Hulu subscriptions, an increase of 2.5 million versus Q1 fiscal 2025
◦126.0 million Disney+ subscribers, an increase of 1.4 million versus Q1 fiscal 2025
◦Linear Networks operating income grew 2%; year-over-year growth includes a comparison to $89 million of operating income in Q2 fiscal 2024 from Star India
•Sports: Segment operating income of $687 million, a decrease of $91 million versus Q2 fiscal 2024
◦Higher programming and production costs primarily due to airing three additional College Football Playoff games and an additional NFL game
◦Sports revenue increased 5%, reflecting 7% Domestic ESPN revenue growth
◦Domestic advertising revenue growth of 29%, reflecting a 16 ppt benefit from a change in format of the College Football Playoff and airing additional College Football Playoff and NFL games
◦Sports operating income was adversely impacted by a write-off due to exiting the Venu joint venture
•Experiences: Segment operating income of $2.5 billion, an increase of $0.2 billion versus Q2 fiscal 2024
◦Domestic Parks & Experiences operating income grew 13% to $1.8 billion
◦Consumer Products operating income grew 14% to $0.4 billion
•Share Repurchases of $1 billion in the quarter, keeping us on pace to repurchase $3 billion for the year

(1) Total segment operating income and diluted EPS excluding certain items (also referred to as adjusted EPS) are non-GAAP financial measures. The most comparable GAAP measures are income before income taxes and diluted EPS, respectively. See the discussion on pages 17 through 21 for how we define and calculate these measures and a quantitative reconciliation thereof to the most directly comparable GAAP measures.

Guidance and Outlook:
•Q3 Fiscal 2025:
◦Entertainment Direct-to-Consumer: Modest increase in Disney+ subscribers compared to Q2 fiscal 2025
•Fiscal Year 2025:
◦Adjusted EPS(1) of $5.75, an increase of 16% over fiscal 2024
◦Cash provided by operations of $17 billion, a $2 billion increase over prior guidance driven by the deferral of tax payments
◦Entertainment: Double-digit percentage segment operating income growth
◦Sports: 18% segment operating income growth
◦Experiences: 6% to 8% segment operating income growth
◦Disney Cruise Line pre-opening expense of ~$200 million, with ~$40 million in Q3 and ~$50 million in Q4
◦Equity loss from India JV of ~$300 million driven by purchase accounting amortization
•We continue to monitor macroeconomic developments for potential impacts to our businesses and recognize that uncertainty remains regarding the operating environment for the balance of the fiscal year

Message From Our CEO:
“Our outstanding performance this quarter—with adjusted EPS(1) up 20% from the prior year driven by our Entertainment and Experiences businesses—underscores our continued success building for growth and executing across our strategic priorities,” said Robert A. Iger, Chief Executive Officer, The Walt Disney Company. “Following an excellent first half of the fiscal year, we have a lot more to look forward to, including our upcoming theatrical slate, the launch of ESPN’s new DTC offering, and an unprecedented number of expansion projects underway in our Experiences segment. Overall, we remain optimistic about the direction of the company and our outlook for the remainder of the fiscal year.”

(1) Diluted EPS excluding certain items (also referred to as adjusted EPS) is a non-GAAP financial measure. The most comparable GAAP measure is diluted EPS. See the discussion on pages 17 through 21 for how we define and calculate this measure, a historical quantitative reconciliation thereof to the most directly comparable GAAP measure and why the Company is not providing the forward-looking quantitative reconciliation of diluted EPS excluding certain items to the most comparable GAAP measure.

SUMMARIZED FINANCIAL RESULTS
The following table summarizes second quarter results for fiscal 2025 and 2024:

	Quarter Ended			Six Months Ended
($ in millions, except per share amounts)	March 29, 2025	March 30, 2024	Change	March 29, 2025	March 30, 2024	Change
Revenues	$23,621	$22,083	7%	$48,311	$45,632	6%
Income before income taxes	$3,087	$657	>100%	$6,747	$3,528	91%
Total segment operating income(1)	$4,436	$3,845	15%	$9,496	$7,721	23%
Diluted EPS	$1.81	$(0.01)	nm	$3.21	$1.03	>100%
Diluted EPS excluding certain items(1)	$1.45	$1.21	20%	$3.22	$2.44	32%
Cash provided by operations	$6,753	$3,666	84%	$9,958	$5,851	70%
Free cash flow(1)	$4,891	$2,407	>100%	$5,630	$3,293	71%
(1)Total segment operating income, diluted EPS excluding certain items and free cash flow are non-GAAP financial measures. The most comparable GAAP measures are income before income taxes, diluted EPS and cash provided by operations, respectively. See the discussion on pages 17 through 21 for how we define and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measures.
SUMMARIZED SEGMENT FINANCIAL RESULTS
The following table summarizes second quarter segment revenue and operating income for fiscal 2025 and 2024:

	Quarter Ended			Six Months Ended
($ in millions)	March 29, 2025	March 30, 2024	Change	March 29, 2025	March 30, 2024	Change
Revenues:
Entertainment	$10,682	$9,796	9%	$21,554	$19,777	9%
Sports	4,534	4,312	5%	9,384	9,147	3%
Experiences	8,889	8,393	6%	18,304	17,525	4%
Eliminations(1)	(484)	(418)	(16) %	(931)	(817)	(14) %
Total revenues	$23,621	$22,083	7%	$48,311	$45,632	6%
Segment operating income:
Entertainment	$1,258	$781	61%	$2,961	$1,655	79%
Sports	687	778	(12) %	934	675	38%
Experiences	2,491	2,286	9%	5,601	5,391	4%
Total segment operating income(2)	$4,436	$3,845	15%	$9,496	$7,721	23%
(1)Reflects fees paid by (a) Hulu to ESPN and the Entertainment linear networks business for the right to air their networks on Hulu Live and (b) ABC Network and Disney+ to ESPN to program certain sports content on ABC Network and Disney+.
(2)Total segment operating income is a non-GAAP financial measure. The most comparable GAAP measure is income before income taxes. See the discussion on pages 17 through 21.

DISCUSSION OF SECOND QUARTER SEGMENT RESULTS
Star India
On November 14, 2024, the Company and Reliance Industries Limited (RIL) completed the formation (the Star India Transaction) of a joint venture (India joint venture) that combines the Company’s Star-branded and other general entertainment and sports television channels and direct-to-consumer Disney+ Hotstar service in India (Star India) with certain media and entertainment businesses controlled by RIL. RIL has an effective 56% controlling interest in the joint venture with 37% held by the Company and 7% held by a third party investment company.
Upon completion of the Star India Transaction, the Company began recognizing its 37% share of the India joint venture’s results in “Equity in the income of investees.” Star India results through November 14, 2024 are consolidated in the Company’s financial results.
Entertainment
Revenue and operating income for the Entertainment segment were as follows:

	Quarter Ended		Change	Six Months Ended
($ in millions)	March 29, 2025	March 30, 2024		March 29, 2025	March 30, 2024	Change
Revenues:
Linear Networks	$2,418	$2,765	(13) %	$5,035	$5,568	(10) %
Direct-to-Consumer	6,118	5,642	8%	12,190	11,188	9%
Content Sales/Licensing and Other	2,146	1,389	54%	4,329	3,021	43%
	$10,682	$9,796	9%	$21,554	$19,777	9%
Operating income (loss):
Linear Networks	$769	$752	2%	$1,867	$1,988	(6) %
Direct-to-Consumer	336	47	>100%	629	(91)	nm
Content Sales/Licensing and Other	153	(18)	nm	465	(242)	nm
	$1,258	$781	61%	$2,961	$1,655	79%
The increase in Entertainment operating income in the current quarter compared to the prior-year quarter was due to improved results at Direct-to-Consumer and Content Sales/Licensing and Other.

Linear Networks
Linear Networks revenues and operating income were as follows:

	Quarter Ended		Change
($ in millions)	March 29, 2025	March 30, 2024
Revenue
Domestic	$2,195	$2,269	(3) %
International	223	496	(55) %
	$2,418	$2,765	(13) %
Operating income
Domestic	$625	$520	20%
International	15	92	(84) %
Equity in the income of investees	129	140	(8) %
	$769	$752	2%
Domestic
Domestic operating income in the current quarter increased compared to the prior-year quarter due to:
•A decrease in marketing costs primarily attributable to fewer new shows at our cable channels and lower marketing costs at ABC Network reflecting more season premieres in the prior-year quarter
•Lower programming and production costs driven by lower average cost programming at our cable channels, partially offset by a higher average cost mix of programming at ABC Network
•A decrease in technology costs
•Affiliate revenue was comparable to the prior-year quarter as higher effective rates were offset by fewer subscribers
•A decrease in advertising revenue due to lower rates and fewer impressions attributable to lower average viewership
International
The decrease in international operating income was due to the Star India Transaction.
Direct-to-Consumer
Direct-to-Consumer revenues and operating income were as follows:

	Quarter Ended		Change
($ in millions)	March 29, 2025	March 30, 2024
Revenue	$6,118	$5,642	8%
Operating income	$336	$47	>100%
The increase in operating income in the current quarter compared to the prior-year quarter was due to:
•Subscription revenue growth attributable to higher effective rates, reflecting increases in pricing, and more subscribers, partially offset by an unfavorable foreign exchange impact and the absence of Star India subscription revenue in the current quarter due to the Star India Transaction

•An increase in advertising revenue due to growth in impressions, partially offset by lower rates
•Higher technology and distribution costs
•An increase in programming and production costs reflecting:
◦Higher subscriber-based license fees attributable to rate increases for programming the Hulu Live TV service and more subscribers to bundles with third-party offerings, including premium add-ons
◦The absence of Star India programming costs in the current quarter due to the Star India Transaction
Key Metrics - Second Quarter of Fiscal 2025 Comparison to First Quarter of Fiscal 2025
In addition to revenue, costs and operating income, management uses the following key metrics(1) to analyze trends and evaluate the overall performance of our Disney+ and Hulu direct-to-consumer (DTC) product offerings, and we believe these metrics are useful to investors in analyzing the business. The following tables and related discussion are on a sequential quarter basis.
Paid subscribers at:

(in millions)	March 29, 2025	December 28, 2024	Change
Disney+
Domestic (U.S. and Canada)	57.8	56.8	2%
International	68.2	67.8	1%
Total Disney+(2)	126.0	124.6	1%

Hulu
SVOD Only	50.3	49.0	3%
Live TV + SVOD	4.4	4.6	(4) %
Total Hulu(2)	54.7	53.6	2%
Average Monthly Revenue Per Paid Subscriber for the quarter ended:

	March 29, 2025	December 28, 2024	Change
Disney+
Domestic (U.S. and Canada)	$8.06	$7.99	1%
International	7.52	7.19	5%
Disney+	7.77	7.55	3%

Hulu
SVOD Only	12.36	12.52	(1) %
Live TV + SVOD	99.94	99.22	1%
(1)See discussion on page 16—DTC Product Descriptions and Key Definitions
(2)Total may not equal the sum of the column due to rounding
Domestic Disney+ average monthly revenue per paid subscriber increased from $7.99 to $8.06 due to increases in pricing, partially offset by lower advertising revenue.
International Disney+ average monthly revenue per paid subscriber increased from $7.19 to $7.52 due to the impact of subscriber mix shifts and increases in pricing, partially offset by an unfavorable foreign exchange impact.
Hulu SVOD Only average monthly revenue per paid subscriber decreased from $12.52 to $12.36 due to lower advertising revenue, partially offset by increases in pricing.

Hulu Live TV + SVOD average monthly revenue per paid subscriber increased from $99.22 to $99.94 due to increases in pricing, partially offset by lower advertising revenue.
Content Sales/Licensing and Other
Content Sales/Licensing and Other revenues and operating income (loss) were as follows:

	Quarter Ended		Change
($ in millions)	March 29, 2025	March 30, 2024
Revenue	$2,146	$1,389	54%
Operating income (loss)	$153	$(18)	nm
The improvement in operating results was due to:
•Higher TV/VOD distribution results due to an increase in sales of episodic content including an impact from the timing of episodes delivered
•An increase in home entertainment distribution results driven by the performance of Moana 2 in the current quarter
•Theatrical distribution results were comparable to the prior-year quarter, as the carryover performance of first quarter releases, Mufasa: The Lion King and Moana 2, was largely offset by the results of second quarter releases, Snow White and Captain America: Brave New World, including the costs of their initial marketing campaigns. There were no significant titles released the prior-year quarter.
Sports
Sports revenues and operating income (loss) were as follows:

	Quarter Ended		Change
($ in millions)	March 29, 2025	March 30, 2024
Revenue
ESPN
Domestic	$4,155	$3,866	7%
International	379	341	11%
	4,534	4,207	8%
Star India	—	105	(100) %
	$4,534	$4,312	5%
Operating income (loss)
ESPN
Domestic	$648	$780	(17) %
International	21	19	11%
	669	799	(16) %
Star India	—	(27)	100%
Equity in the income of investees	18	6	>100%
	$687	$778	(12) %

Domestic ESPN
The decrease in domestic ESPN operating results in the current quarter compared to the prior-year quarter reflected:
•Higher programming and production costs primarily attributable to airing three additional College Football Playoff (CFP) games as well as one additional NFL game due to timing
•Advertising revenue growth due to increases in rates and average viewership. The increase in advertising revenue included a benefit from airing additional CFP and NFL games
•A modest increase in affiliate revenue reflecting higher effective rates, largely offset by fewer subscribers
Star India
The operating loss in Star India in the prior-year quarter reflected Indian Premier League cricket programming.
Key Metrics - Second Quarter of Fiscal 2025 Comparison to First Quarter of Fiscal 2025
In addition to revenue, costs and operating income, management uses the following key metrics(1) to analyze trends and evaluate the overall performance of our ESPN+ DTC product offering, and we believe these metrics are useful to investors in analyzing the business. The following table is on a sequential quarter basis.

	March 29, 2025	December 28, 2024	Change
Paid subscribers at: (in millions)	24.1	24.9	(3) %
Average Monthly Revenue Per Paid Subscriber for the quarter ended:	$6.58	$6.36	3%
(1)See discussion on page 16—DTC Product Descriptions and Key Definitions
ESPN+ average monthly revenue per paid subscriber increased from $6.36 to 6.58 primarily due to increases in pricing and the impact of subscriber mix shifts.
Experiences
Experiences revenues and operating income were as follows:

	Quarter Ended		Change
($ in millions)	March 29, 2025	March 30, 2024
Revenue
Parks & Experiences
Domestic	$6,499	$5,958	9%
International	1,441	1,522	(5) %
Consumer Products	949	913	4%
	$8,889	$8,393	6%
Operating income
Parks & Experiences
Domestic	$1,823	$1,607	13%
International	225	292	(23) %
Consumer Products	443	387	14%
	$2,491	$2,286	9%

Domestic Parks and Experiences
Operating results at our domestic parks and experiences increased compared to the prior-year quarter primarily due to growth at our domestic parks and resorts and, to a lesser extent, Disney Vacation Club and Disney Cruise Line reflecting:
•Higher volumes attributable to increases in passenger cruise days, theme park attendance, occupied room nights and Disney Vacation Club unit sales. Additional passenger cruise days reflected the launch of the Disney Treasure in the first quarter of the current year
•An increase in guest spending due to higher spending at our theme parks
•Increased costs primarily attributable to the fleet expansion at Disney Cruise Line and inflation
International Parks and Experiences
The decrease in operating income at our international parks and experiences was attributable to Shanghai Disney Resort and Hong Kong Disneyland Resort due to lower theme park attendance and increased costs.
Consumer Products
The increase in operating income at consumer products was due to higher licensing revenue, including a benefit from the release of the licensed game, Marvel Rivals.
OTHER FINANCIAL INFORMATION
Restructuring and Impairment Charges
Charges in the current quarter were $109 million for content impairments. Charges in the prior-year quarter were $2,052 million primarily for goodwill impairments related to Star India and entertainment linear networks.
Interest Expense, net
Interest expense, net was as follows:

	Quarter Ended
($ in millions)	March 29, 2025	March 30, 2024	Change
Interest expense	$(471)	$(501)	6%
Interest income, investment income and other	125	190	(34) %
Interest expense, net	$(346)	$(311)	(11) %
The decrease in interest expense was due to lower average rates and debt balances, partially offset by a decrease in capitalized interest.
The decrease in interest income, investment income and other was due to an unfavorable comparison related to pension and postretirement benefit costs, other than service cost, the impact of lower cash and cash equivalent balances and net investment losses in the current quarter.

Equity in the Income of Investees
Equity in the income of investees was as follows:

	Quarter Ended
($ in millions)	March 29, 2025	March 30, 2024	Change
Amounts included in segment results:
Entertainment	$124	$138	(10) %
Sports	18	6	>100%
Equity in the loss of India joint venture	(103)	—	nm
Amortization of TFCF Corporation (TFCF) intangible assets related to an equity investee	(3)	(3)	— %
Equity in the income of investees	$36	$141	(74) %
Income from equity investees decreased $105 million, to $36 million from $141 million, due to losses from the India joint venture in the current quarter.
Income Taxes
The effective income tax rate was as follows:

	Quarter Ended
	March 29, 2025	March 30, 2024
Income before income taxes	$3,087	$657
Income tax (benefit) expense	(314)	441
Effective income tax rate	(10.2)%	67.1%
The effective income tax rate in the current quarter reflected a non-cash tax benefit from the resolution of a prior-year tax matter.
The effective income tax rate in the prior-year quarter reflected an unfavorable impact from goodwill impairments, which are not tax deductible, partially offset by a non-cash tax benefit in connection with the Star India Transaction.
Excluding the impact of these items, the effective income tax rate would be 22.7% in the current quarter compared to 20.7% in the prior-year quarter.
Noncontrolling Interests
Net income attributable to noncontrolling interests was as follows:

	Quarter Ended
($ in millions)	March 29, 2025	March 30, 2024	Change
Net income attributable to noncontrolling interests	$(126)	$(236)	47%
The decrease in net income attributable to noncontrolling interests was due to costs in connection with the purchase of NBCU’s interest in Hulu in the prior-year quarter and lower results at ESPN, Shanghai Disney Resort and, to a lesser extent, Hong Kong Disneyland Resort.
Net income attributable to noncontrolling interests is determined on income after royalties and management fees, financing costs and income taxes, as applicable.

Cash from Operations
Cash provided by operations and free cash flow were as follows:

	Six Months Ended
($ in millions)	March 29, 2025	March 30, 2024	Change
Cash provided by operations	$9,958	$5,851	$4,107
Investments in parks, resorts and other property	(4,328)	(2,558)	(1,770)
Free cash flow(1)	$5,630	$3,293	$2,337
(1)Free cash flow is not a financial measure defined by GAAP. The most comparable GAAP measure is cash provided by operations. See the discussion on pages 17 through 21.
Cash provided by operations increased $4.1 billion to $10.0 billion in the current period from $5.9 billion in the prior-year period driven by:
•Lower tax payments in the current period compared to the prior-year period due to payments in the first half of fiscal 2024 for U.S. federal and California state income taxes related to fiscal 2023 that had been deferred pursuant to relief related to 2023 winter storms in California. In addition, fiscal 2025 U.S. federal and California state income tax payments have been deferred until October 2025 pursuant to relief related to the 2025 wildfires in California.
•Higher operating income and, to a lesser extent, lower spending on content at Entertainment
Capital Expenditures
Investments in parks, resorts and other property were as follows:

	Six Months Ended
($ in millions)	March 29, 2025	March 30, 2024
Entertainment	$(522)	$(522)
Sports	—	(1)
Experiences
Domestic	(3,022)	(1,198)
International	(561)	(466)
Total Experiences	(3,583)	(1,664)
Corporate	(223)	(371)
Total investments in parks, resorts and other property	$(4,328)	$(2,558)
Capital expenditures increased to $4.3 billion from $2.6 billion due to higher spend on cruise ship fleet expansion at the Experiences segment.

Depreciation Expense
Depreciation expense was as follows:

	Six Months Ended
($ in millions)	March 29, 2025	March 30, 2024
Entertainment	$355	$332
Sports	21	22
Experiences
Domestic	951	850
International	379	353
Total Experiences	1,330	1,203
Corporate	160	105
Total depreciation expense	$1,866	$1,662

THE WALT DISNEY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; $ in millions, except per share data)

	Quarter Ended		Six Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Revenues	$23,621	$22,083	$48,311	$45,632
Costs and expenses	(20,115)	(19,204)	(40,727)	(39,817)
Restructuring and impairment charges	(109)	(2,052)	(252)	(2,052)
Interest expense, net	(346)	(311)	(713)	(557)
Equity in the income of investees	36	141	128	322
Income before income taxes	3,087	657	6,747	3,528
Income taxes	314	(441)	(702)	(1,161)
Net income	3,401	216	6,045	2,367
Net income attributable to noncontrolling interests	(126)	(236)	(216)	(476)
Net income (loss) attributable to The Walt Disney Company (Disney)	$3,275	$(20)	$5,829	$1,891

Earnings (loss) per share attributable to Disney:
Diluted	$1.81	$(0.01)	$3.21	$1.03
Basic	$1.81	$(0.01)	$3.22	$1.03

Weighted average number of common and common equivalent shares outstanding:
Diluted	1,814	1,834	1,816	1,838
Basic	1,808	1,834	1,810	1,833

THE WALT DISNEY COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; $ in millions, except per share data)

	March 29, 2025	September 28, 2024
ASSETS
Current assets
Cash and cash equivalents	$5,852	$6,002
Receivables, net	12,571	12,729
Inventories	1,999	2,022
Content advances	1,063	2,097
Other current assets	1,250	2,391
Total current assets	22,735	25,241
Produced and licensed content costs	31,820	32,312
Investments	8,794	4,459
Parks, resorts and other property
Attractions, buildings and equipment	79,721	76,674
Accumulated depreciation	(47,532)	(45,506)
	32,189	31,168
Projects in progress	5,740	4,728
Land	1,166	1,145
	39,095	37,041
Intangible assets, net	10,006	10,739
Goodwill	73,313	73,326
Other assets	10,070	13,101
Total assets	$195,833	$196,219
LIABILITIES AND EQUITY
Current liabilities
Accounts payable and other accrued liabilities	$20,729	$21,070
Current portion of borrowings	6,446	6,845
Deferred revenue and other	6,854	6,684
Total current liabilities	34,029	34,599
Borrowings	36,443	38,970
Deferred income taxes	6,298	6,277
Other long-term liabilities	10,297	10,851
Commitments and contingencies
Equity
Preferred stock	—	—
Common stock, $0.01 par value, Authorized – 4.6 billion shares, Issued – 1.9 billion shares	59,199	58,592
Retained earnings	53,733	49,722
Accumulated other comprehensive loss	(2,877)	(3,699)
Treasury stock, at cost, 63 million shares at March 29, 2025 and 47 million shares at September 28, 2024	(5,716)	(3,919)
Total Disney Shareholders’ equity	104,339	100,696
Noncontrolling interests	4,427	4,826
Total equity	108,766	105,522
Total liabilities and equity	$195,833	$196,219

THE WALT DISNEY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; $ in millions)

	Six Months Ended
	March 29, 2025	March 30, 2024
OPERATING ACTIVITIES
Net income	$6,045	$2,367
Depreciation and amortization	2,600	2,485
Impairments of goodwill, produced and licensed content and other assets	240	2,038
Deferred income taxes	93	(211)
Equity in the income of investees	(128)	(322)
Cash distributions received from equity investees	79	300
Net change in produced and licensed content costs and advances	1,889	1,699
Equity-based compensation	647	675
Other, net	(35)	(6)
Changes in operating assets and liabilities
Receivables	(367)	(156)
Inventories	(1)	26
Other assets	10	(185)
Accounts payable and other liabilities	(1,025)	(1,075)
Income taxes	(89)	(1,784)
Cash provided by operations	9,958	5,851

INVESTING ACTIVITIES
Investments in parks, resorts and other property	(4,328)	(2,558)
Other, net	(145)	5
Cash used in investing activities	(4,473)	(2,553)

FINANCING ACTIVITIES
Commercial paper borrowings (payments), net	(791)	42
Borrowings	1,057	133
Reduction of borrowings	(2,913)	(645)
Dividends	(905)	(549)
Repurchases of common stock	(1,785)	(1,001)
Acquisition of redeemable noncontrolling interests	—	(8,610)
Other, net	(216)	(194)
Cash used in financing activities	(5,553)	(10,824)

Impact of exchange rates on cash, cash equivalents and restricted cash	(76)	17

Change in cash, cash equivalents and restricted cash	(144)	(7,509)
Cash, cash equivalents and restricted cash, beginning of period	6,102	14,235
Cash, cash equivalents and restricted cash, end of period	$5,958	$6,726

DTC PRODUCT DESCRIPTIONS AND KEY DEFINITIONS
Product offerings
In the U.S., Disney+, ESPN+ and Hulu SVOD Only are each offered as a standalone service or as part of various multi-product offerings. Hulu Live TV + SVOD includes Disney+ and ESPN+. Disney+ is available in more than 150 countries and territories outside the U.S. Depending on the market, our services can be purchased on our websites or through third-party platforms/apps or are available via wholesale arrangements.
Paid subscribers
Paid subscribers reflect subscribers for which we recognized subscription revenue. Certain product offerings provide the option for an extra member to be added to an account (extra member add-on). These extra members are not counted as paid subscribers. Subscribers cease to be a paid subscriber as of their effective cancellation date or as a result of a failed payment method. Subscribers to multi-product offerings in the U.S. are counted as a paid subscriber for each of the Company's services included in the multi-product offering, and subscribers to Hulu Live TV + SVOD are counted as one paid subscriber for each of the Hulu Live TV + SVOD, Disney+ and ESPN+ services. Subscribers include those who receive an entitlement to a service through wholesale arrangements, including those for which the service is available to each subscriber of an existing content distribution tier. When we aggregate the total number of paid subscribers across our DTC streaming services, we refer to them as paid subscriptions.
International Disney+
International Disney+ includes the Disney+ service outside the U.S. and Canada.
Average Monthly Revenue Per Paid Subscriber
Hulu and ESPN+ average monthly revenue per paid subscriber is calculated based on the average of the monthly average paid subscribers for each month in the period. The monthly average paid subscribers is calculated as the sum of the beginning of the month and end of the month paid subscriber count, divided by two. Disney+ average monthly revenue per paid subscriber is calculated using a daily average of paid subscribers for the period. Revenue includes subscription fees, advertising (excluding revenue earned from selling advertising spots to other Company businesses), premium and feature add-on revenue and extra member add-on revenue but excludes Pay-Per-View revenue. Advertising revenue generated by content on one DTC streaming service that is accessed through another DTC streaming service by subscribers to both streaming services is allocated between both streaming services. The average revenue per paid subscriber is net of discounts on offerings that carry more than one service. Revenue is allocated to each service based on the relative retail or wholesale price of each service on a standalone basis. Hulu Live TV + SVOD revenue is allocated to the SVOD services based on the wholesale price of the Hulu SVOD Only, Disney+ and ESPN+ multi-product offering. In general, wholesale arrangements have a lower average monthly revenue per paid subscriber than subscribers that we acquire directly or through third-party platforms.

NON-GAAP FINANCIAL MEASURES
This earnings release presents diluted EPS excluding certain items (also referred to as adjusted EPS), total segment operating income and free cash flow. Diluted EPS excluding certain items, total segment operating income and free cash flow are important financial measures for the Company but are not financial measures defined by GAAP.
These measures should be reviewed in conjunction with the most comparable GAAP financial measures and are not presented as alternative measures of diluted EPS, income before income taxes or cash provided by operations as determined in accordance with GAAP. Diluted EPS excluding certain items, total segment operating income and free cash flow as we have calculated them may not be comparable to similarly titled measures reported by other companies.
Our definitions and calculations of diluted EPS excluding certain items, total segment operating income and free cash flow, as well as quantitative reconciliations of each of these measures to the most directly comparable GAAP financial measure, are provided below.
The Company is not providing the forward-looking measure for diluted EPS, which is the most directly comparable GAAP measure to diluted EPS excluding certain items, or a quantitative reconciliation of forward-looking diluted EPS excluding certain items to that most directly comparable GAAP measure. The Company is unable to predict or estimate with reasonable certainty the ultimate outcome of certain significant items required for such GAAP measure without unreasonable effort. Information about other adjusting items that is currently not available to the Company could have a potentially unpredictable and significant impact on future GAAP financial results.
Diluted EPS excluding certain items
The Company uses diluted EPS excluding (1) certain items affecting comparability of results from period to period and (2) amortization of TFCF and Hulu intangible assets, including purchase accounting step-up adjustments for released content, to facilitate the evaluation of the performance of the Company’s operations exclusive of these items, and these adjustments reflect how senior management is evaluating segment performance.
The Company believes that providing diluted EPS exclusive of certain items impacting comparability is useful to investors, particularly where the impact of the excluded items is significant in relation to reported earnings and because the measure allows for comparability between periods of the operating performance of the Company’s business and allows investors to evaluate the impact of these items separately.
The Company further believes that providing diluted EPS exclusive of amortization of TFCF and Hulu intangible assets associated with the acquisition in 2019 is useful to investors because the TFCF and Hulu acquisition was considerably larger than the Company’s historic acquisitions with a significantly greater acquisition accounting impact.

The following table reconciles reported diluted EPS to diluted EPS excluding certain items for the second quarter:

($ in millions except EPS)	Pre-Tax Income/Loss	Tax Benefit/Expense(1)	After-Tax Income/Loss(2)	Diluted EPS(3)	Change vs. prior-year period
Quarter Ended March 29, 2025
As reported	$3,087	$314	$3,401	$1.81	nm
Exclude:
Resolution of a prior-year tax matter	—	(1,016)	(1,016)	(0.56)
Amortization of TFCF and Hulu intangible assets and fair value step-up on film and television costs(4)	396	(92)	304	0.16
Restructuring and impairment charges(5)	109	(25)	84	0.05
Excluding certain items	$3,592	$(819)	$2,773	$1.45	20%

Quarter Ended March 30, 2024
As reported	$657	$(441)	$216	$(0.01)
Exclude:
Restructuring and impairment charges(5)	2,052	(121)	1,931	1.06
Amortization of TFCF and Hulu intangible assets and fair value step-up on film and television costs(4)	434	(101)	333	0.17
Excluding certain items	$3,143	$(663)	$2,480	$1.21
(1)Tax benefit/expense is determined using the tax rate applicable to the individual item.
(2)Before noncontrolling interest share.
(3)Net of noncontrolling interest share, where applicable. Total may not equal the sum of the column due to rounding.
(4)For the current quarter, intangible asset amortization was $327 million, step-up amortization was $66 million and amortization of intangible assets related to a TFCF equity investee was $3 million. For the prior-year quarter, intangible asset amortization was $362 million, step-up amortization was $69 million and amortization of intangible assets related to a TFCF equity investee was $3 million.
(5)Amounts for the current quarter reflect content impairments ($109 million). Amounts for the prior-year quarter include impairments of goodwill ($2,038 million).

The following table reconciles reported diluted EPS to diluted EPS excluding certain items for the six-month period:

($ in millions except EPS)	Pre-Tax Income/Loss	Tax Benefit/Expense(1)	After-Tax Income/Loss(2)	Diluted EPS(3)	Change vs. prior year
Six Months Ended March 29, 2025:
As reported	$6,747	$(702)	$6,045	$3.21	>100%
Exclude:
Amortization of TFCF and Hulu intangible assets and fair value step-up on film and television costs(4)	793	(184)	609	0.32
Restructuring and impairment charges(5)	252	188	440	0.25
Resolution of a prior-year tax matter	—	(1,016)	(1,016)	(0.56)
Excluding certain items	$7,792	$(1,714)	$6,078	$3.22	32%

Six Months Ended March 30, 2024:
As reported	$3,528	$(1,161)	$2,367	$1.03
Exclude:
Restructuring and impairment charges(5)	2,052	(121)	1,931	1.06
Amortization of TFCF and Hulu intangible assets and fair value step-up on film and television costs(4)	885	(206)	679	0.36
Excluding certain items	$6,465	$(1,488)	$4,977	$2.44
(1)Tax benefit/expense is determined using the tax rate applicable to the individual item.
(2)Before noncontrolling interest share.
(3)Net of noncontrolling interest share, where applicable. Total may not equal the sum of the column due to rounding.
(4)For the current period, intangible asset amortization was $654 million, step-up amortization was $133 million and amortization of intangible assets related to a TFCF equity investee was $6 million. For the prior-year period, intangible asset amortization was $742 million, step-up amortization was $137 million and amortization of intangible assets related to a TFCF equity investee was $6 million.
(5)Amounts for the current period include impairment charges related to the Star India Transaction ($143 million) and content ($109 million). Tax expense in the current period includes the estimated tax impact of these charges and a non-cash tax charge of $244 million related to the Star India Transaction. Amounts for the prior-year period include impairments of goodwill ($2,038 million).

Total segment operating income
The Company evaluates the performance of its operating segments based on segment operating income, and management uses total segment operating income (the sum of segment operating income from all of the Company’s segments) as a measure of the performance of operating businesses separate from non-operating factors. The Company believes that information about total segment operating income assists investors by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing separate insight into both operations and other factors that affect reported results.
The following table reconciles income before income taxes to total segment operating income:

	Quarter Ended			Six Months Ended
($ in millions)	March 29, 2025	March 30, 2024	Change	March 29, 2025	March 30, 2024	Change
Income before income taxes	$3,087	$657	>100%	$6,747	$3,528	91%
Add (subtract):
Corporate and unallocated shared expenses	395	391	(1) %	855	699	(22) %
Equity in the loss of India joint venture	103	—	nm	136	—	nm
Restructuring and impairment charges	109	2,052	95%	252	2,052	88%
Interest expense, net	346	311	(11) %	713	557	(28) %
Amortization of TFCF and Hulu intangible assets and fair value step-up on film and television costs	396	434	9%	793	885	10%
Total segment operating income	$4,436	$3,845	15%	$9,496	$7,721	23%
Free cash flow
The Company uses free cash flow (cash provided by operations less investments in parks, resorts and other property), among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures. Management believes that information about free cash flow provides investors with an important perspective on the cash available to service debt obligations, make strategic acquisitions and investments and pay dividends or repurchase shares.
The following table presents a summary of the Company’s consolidated cash flows:

	Quarter Ended		Six Months Ended
($ in millions)	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Cash provided by operations	$6,753	$3,666	$9,958	$5,851
Cash used in investing activities	(1,898)	(1,307)	(4,473)	(2,553)
Cash used in financing activities	(4,556)	(2,818)	(5,553)	(10,824)
Impact of exchange rates on cash, cash equivalents and restricted cash	77	(62)	(76)	17
Change in cash, cash equivalents and restricted cash	376	(521)	(144)	(7,509)
Cash, cash equivalents and restricted cash, beginning of period	5,582	7,247	6,102	14,235
Cash, cash equivalents and restricted cash, end of period	$5,958	$6,726	$5,958	$6,726

The following table reconciles the Company’s consolidated cash provided by operations to free cash flow:

	Quarter Ended			Six Months Ended
($ in millions)	March 29, 2025	March 30, 2024	Change	March 29, 2025	March 30, 2024	Change
Cash provided by operations	$6,753	$3,666	$3,087	$9,958	$5,851	$4,107
Investments in parks, resorts and other property	(1,862)	(1,259)	(603)	(4,328)	(2,558)	(1,770)
Free cash flow	$4,891	$2,407	$2,484	$5,630	$3,293	$2,337

FORWARD-LOOKING STATEMENTS
Certain statements and information in this earnings release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations, beliefs, plans, financial prospects, trends or outlook and guidance; financial or performance estimates and expectations (including estimated or expected revenues, earnings, operating income, cash position, costs, expenses and impact of certain items) and expected drivers; direct-to-consumer prospects, including expectations for subscribers; prospects and consumer demand for our travel and entertainment offerings; business and other plans; strategic priorities and initiatives and other statements that are not historical in nature. Any information that is not historical in nature included in this earnings release is subject to change. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Management does not undertake any obligation to update these statements.
Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and IP we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company’s control, including:
•the occurrence of subsequent events;
•deterioration in domestic and global economic conditions or failure of conditions to improve as anticipated;
•deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue;
•consumer preferences and acceptance of our content, offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising sales on our DTC streaming services and linear networks;
•health concerns and their impact on our businesses and productions;
•international, including tariffs and other trade policies, political or military developments;
•regulatory and legal developments;
•technological developments;
•labor markets and activities, including work stoppages;
•adverse weather conditions or natural disasters; and
•availability of content.
Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable):
•our operations, business plans or profitability, including direct-to-consumer profitability;
•demand for our products and services;
•the performance of the Company’s content;
•our ability to create or obtain desirable content at or under the value we assign the content;
•the advertising market for programming;
•taxation; and
•performance of some or all Company businesses either directly or through their impact on those who distribute our products.
Additional factors are set forth in the Company’s most recent Annual Report on Form 10-K, including under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” quarterly reports on Form 10-Q, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and subsequent filings with the Securities and Exchange Commission.
The terms “Company,” “we,” and “our” are used in this report to refer collectively to the parent company and the subsidiaries through which our various businesses are actually conducted.

PREPARED EARNINGS REMARKS AND CONFERENCE CALL INFORMATION
In conjunction with this release, The Walt Disney Company will post prepared management remarks (Executive Commentary) at www.disney.com/investors and will host a conference call today, May 7, 2025, at 8:30 AM EDT/5:30 AM PDT via a live Webcast. To access the Webcast go to www.disney.com/investors. The Webcast replay will also be available on the site.

CONTACTS:

David Jefferson
Corporate Communications
818-560-4832

Carlos Gomez
Investor Relations
818-560-1933